                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                 ODETICS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


                                 ODETICS, INC.
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2).
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -----------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     3)  Filing Party:

         -----------------------------------------------------------------------

     4)  Date Filed:

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

                                 ODETICS, INC.
                         1515 South Manchester Avenue
                        Anaheim, California  92802-2907


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held September 27, 1996



To the Stockholders of Odetics, Inc.:

     The Annual Meeting (the "Meeting") of the Stockholders of Odetics, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 1515 South Manchester Avenue, Anaheim, California, on September 27, 1996 at 10:00 A.M., Pacific Daylight Time, to consider and act upon the following matters:

     1.  The election of a Board of eight directors for the ensuing year;

     2.  Such other business as may properly come before the Meeting.

     The close of business on August 23, 1996 has been fixed as the record date for determination of stockholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

     Whether or not you intend to be present at the Meeting, please date, sign and mail the enclosed proxy in the envelope provided as promptly as possible. You are cordially invited to attend the Meeting and your proxy can be revoked if you are present and vote in person.


                                  By Order of the Board of Directors



                                  /s/ Jerry Muench

                                  Jerry Muench
                                  Secretary

Anaheim, California
August 26, 1996

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED. YOUR COOPERATION IN PROMPTLY RETURNING YOUR SIGNED PROXY CARD WILL BE HELPFUL IN REDUCING EXPENSES INCIDENTAL TO FOLLOWING UP THIS PROXY SOLICITATION.

                               TABLE OF CONTENTS
                               -----------------


                                                                        Page
                                                                        ----

VOTING...............................................................    1

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...    2

ELECTION OF DIRECTORS................................................    3

EXECUTIVE COMPENSATION...............................................    5

    Executive Officers...............................................    5

    Associate Benefit Plans..........................................    8

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION..........    9

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..............    9

COMPANY PERFORMANCE..................................................   11

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..............   13

STOCKHOLDER PROPOSALS................................................   13

ANNUAL REPORT........................................................   13

SOLICITATION OF PROXIES..............................................   13

OTHER MATTERS........................................................   14

                                 ODETICS, INC.
                         1515 South Manchester Avenue
                        Anaheim, California  92802-2907

                                PROXY STATEMENT


     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Odetics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting (the "Meeting") of Stockholders of the Company to be held on September 27, 1996 at 10:00 A.M., Pacific Daylight Time, or any adjournment thereof. The Meeting will be held at the Company's offices at 1515 South Manchester Avenue, Anaheim, California 92802. The first date on which this Proxy Statement and related form of proxy are being sent to the Stockholders is on or about August 26, 1996. The accompanying proxy names Joel Slutzky and Gregory A. Miner, and each of them, as proxy holders for purposes of the Meeting.

     At the Meeting, the holders of record on the Record Date indicated below (the "Stockholders") of the Company's Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.10 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being referred to collectively as "Common Stock"), will consider and act upon the following matters:

        1.  The election of a Board of eight directors for the ensuing year; and

        2.  Such other business as may properly come before the Meeting.


     All proxies that are validly completed, signed and returned to the Company prior to the Meeting will be voted in accordance with the instructions contained therein. If instructions are not given in the proxy, it will be voted "FOR" the election of the directors nominated. With respect to any other matter that may come before the Meeting, the proxy holders will vote the proxy in accordance with their best judgment. Any proxy given by a Stockholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by the Stockholder attending the Meeting and voting his or her shares of Common Stock in person.


                                    VOTING

     The Board of Directors (the "Board") fixed the close of business on August 23, 1996 as the record date (the "Record Date") for the determination of the Stockholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. As of the close of business on such date, there were 5,195,543 shares of Class A Common Stock and 1,129,431 shares of Class B Common Stock issued and outstanding. Holders of Class A Common Stock will be entitled to elect 25% of the Board (rounded up to the nearest whole number), or two directors. The balance of the Board, or six directors, will be elected by the holders of the Class B Common Stock.

     With respect to the election of directors, the Stockholders of each class of Common Stock will be entitled to one vote for each share then held unless cumulative voting is in effect. As provided by the Company's Bylaws, no Stockholder is entitled to cumulate his or her votes (as described below) except as to candidates whose names have been placed in nomination prior to the commencement of voting and unless at least one Stockholder has given notice prior to commencement of the voting of his or her intention to cumulate votes. If any Stockholder has given such notice, then each Stockholder may cumulate votes by multiplying the number of shares of each class of Common Stock the Stockholder is entitled to vote by the number of directors to be elected by such class. The number of cumulative votes thus determined may be distributed among two or more candidates or cast for one candidate. The candidates receiving the highest number of votes, up to the number of directors to be elected by each class of Common Stock, will be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of each class of the Common Stock covered by proxies received by them (unless authority to vote for directors is withheld) among the candidates named herein as they determine.

     Except as described above for the election of directors, holders of the Common Stock will vote at the Meeting as a single class on all matters, with each holder of shares of Class A Common Stock entitled to one-tenth vote per share and each holder of shares of Class B Common Stock entitled to one vote per share.


      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 29, 1996, the number and percentage ownership of the Company's Class A Common Stock and Class B Common Stock by (i) all persons known to the Company to own beneficially more than 5% of either class of outstanding Common Stock (based upon reports filed by such persons with the Securities and Exchange Commission), (ii) each of the named officers in the Summary Compensation Table which appears elsewhere herein, (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the Common Stock shown as beneficially owned. An asterisk denotes beneficial ownership of less than 1%.


                                          Class A Common Stock                      Class B Common Stock
                                ----------------------------------------   -------------------------------------
      Name and Address              Amount & Nature of                       Amount & Nature of
     of Beneficial Owner         Beneficial Ownership(1)     Percent (2)    Beneficial Ownership     Percent (2)
- -----------------------------   --------------------------   -----------   -----------------------   -----------
Gerald A. Weber..............         245,768(3)                4.6%                195,524            17.3%
222 N. La Salle, Suite 800
Chicago, Illinois 60601
Joel Slutzky(3)(4)...........          93,617                   1.8%                258,869            22.9%
Crandall Gudmundson(4).......          89,625                   1.7%                 69,743             6.2%
Jerry Muench(4)..............          92,335(5)                1.7%                 61,537(6)          5.4%
Kevin C. Daly, Ph.D.(4)......          54,327                   1.0%                      0              *
David E. Lewis...............           1,002                    *                        0              *
Leo Wexler...................          14,650(7)                 *                   24,728(8)          2.2%
Stanley Molasky..............          52,327                    *                   48,268             4.3%
Ralph R. Mickelson...........          30,150                    *                   20,445(9)          1.8%
Paul E. Wright...............          15,750                    *                        0              *
All executive officers and
 directors as a group (13
 persons)....................         545,697                  10.3%                609,742            53.5%

- -----------------

(1) Included in the shares shown are shares subject to currently exercisable options as follows: Joel Slutzky, 54,098; Crandall Gudmundson, 24,825; Jerry Muench, 23,357; Kevin C. Daly Ph.D., 24,250; Leo Wexler, 6,750; Stanley Molasky, 12,650; Ralph R. Mickelson, 8,650; Paul E. Wright, 8,650; and all executive officers and directors as a group, 177,450.

(2) Included as outstanding for purposes of these calculations were 5,144,208 shares of Class A Common Stock or 1,129,431 shares of Class B Common Stock, as the case may be, outstanding as of July 29, 1996 plus, in the case of a particular person or group, the shares of Class A Common Stock or Class B Common Stock, as the case may be, subject to currently exercisable options (which are deemed to include options exercisable within 60 days after July 29, 1996) held by that person or group, which options are specified in note
     1. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options are not deemed to be outstanding for purposes of this calculation.

(3) All of the shares shown are owned beneficially of record by various trusts with respect to which Mr. Weber serves as trustee or co-trustee. Mr. Weber shares investment and voting power as to 76,628 of the shares of

     Class A Common Stock and 120,977 of the shares of Class B Common Stock shown. Mr. Weber exercises sole investment and voting power over the remaining 169,140 shares of Class A Common Stock and 74,547 shares of Class B Common Stock shown. The shares of Class A Common Stock and shares of Class B Common Stock shown includes an aggregate of 203,979 shares of Class A Common Stock and 141,136 shares of Class B Common Stock, respectively, held in trust for the benefit of children and relatives of Mr. Slutzky, as to which shares Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. The shares of Class A Common Stock and shares of Class B Common Stock shown also include 27,879 shares of Class A Common Stock and 26,978 shares of Class B Common Stock, respectively, held in trust for the benefit of the children of Mr. Wexler, as to which shares Mr. Wexler has no investment or voting power and disclaims any beneficial ownership.

(4) The address for each of these persons is 1515 So. Manchester Avenue, Anaheim, California 92802.

(5) Also includes 31,114 shares of Class A Common Stock as to which Mr. Muench shares investment and voting power with his wife.

(6) Also includes 31,114 shares of Class B Common Stock as to which Mr. Muench shares investment and voting power with his wife.

(7) The shares shown do not include 27,879 shares held in trust for the benefit of relatives of Mr. Wexler, as to which Mr. Wexler has no investment or voting power and disclaims any beneficial ownership.

(8) The shares shown include 18,940 shares held in trust for the benefit of Mr. Wexler and his relatives, as to which Mr. Wexler shares investment and voting power with his son. The shares shown do not include 26,978 shares held in trust for the benefit of relatives of Mr. Wexler, as to which Mr. Wexler has no investment or voting power and disclaims any beneficial ownership.

(9) The shares shown include 18,445 shares held in trust for the benefit of Mr. Mickelson's wife, as to which Mr. Mickelson shares investment and voting power with his wife.


                             ELECTION OF DIRECTORS

     At the Meeting, it is intended that the persons named in the accompanying proxy card will vote for the election of the eight nominees listed below, each director to serve until the next annual meeting and until his successor is elected. Holders of Class A Common Stock are entitled to elect two of the eight directors to be elected at the Meeting and holders of Class B Common Stock are entitled to elect the other six directors. If cumulative voting is in effect, however, the proxy holders of each class of Common Stock will have the right to cumulate and allocate votes among those nominees standing for election with respect to such class of Common Stock as such proxy holders elect. All of the nominees are currently directors of the Company and have indicated that they are willing to continue to serve as directors. If at the time of the Meeting, however, any of such nominees should be unable to serve or should decline to serve, proxies will be voted for the election of a substitute recommended by the Board. The Board has no reason to believe that any substitute nominee or nominees will be required.

     Messrs. Gudmundson and Wexler will stand for election by the holders of Class A Common Stock, and Messrs. Slutzky, Muench, Mickelson, Molasky, Wright and Daly will stand for election by the holders of Class B Common Stock.

     Messrs. Slutzky, Gudmundson and Muench are founders of the Company. Mr. Slutzky (age 57) has been Chairman of the Board since the Company's founding in 1969 and Chief Executive Officer since 1975. From May 1993 until January 1994, he assumed the additional responsibilities of Chief Financial Officer on an interim basis following the retirement of the Company's former Chief Financial Officer. Mr. Gudmundson (age 65) has served as President of the Company since 1975 and has been a director since 1979. Mr. Muench (age 61) has served as a director and Secretary since 1969 and as Vice President - Marketing since 1975. Dr. Daly (age 52) was appointed a director of the Company in June 1993 and has served as Vice President-Chief Technical Officer of the Company since 1987. Dr. Daly also has been President of the Company's wholly-owned subsidiary ATL Products, Inc., since its formation in 1993.

     Messrs. Molasky and Wexler have been directors of the Company since 1969, and Mr. Mickelson has been a director of the Company since 1975. For over ten years, Mr. Mickelson (age 69) has been a senior partner in the Chicago law firm of Rudnick & Wolfe. Since 1985, Mr. Molasky (age 69) has been self-employed as an investor. For over ten years, Mr. Wexler (age 86) has been self-employed as an investor. Mr. Wright (age [64]) was appointed an outside director of the Company in June 1993; he has served as Chairman of Chrysler Technologies Corp., the aerospace and defense electronics subsidiary of Chrysler Corporation, since 1988.

     The Board held three regular meetings during the Company's last fiscal year.

     The Company has two standing committees, the Compensation and Stock Option Committee and the Audit Committee. The Company has no standing nominating committee, and the Board as a whole acts upon matters that would otherwise be the responsibility of a nominating committee.

     The Compensation and Stock Option Committee, which consists of Messrs. Mickelson, Molasky, Wexler and Wright met once during the Company's last fiscal year. The Committee makes recommendations to the Board as to the compensation of all officers of the Company and administers the Company's stock plans.

     The Audit Committee, which also consists of Messrs. Mickelson, Molasky, Wexler and Wright met once during the Company's last fiscal year. That committee reviews the audit and audit review programs and procedures of the Company's independent auditors and the Company's internal accounting staff and the results of internal auditing procedures. The Audit Committee also reviews the independence, professional services, fees, plans and results of the independent auditors' engagement, and recommends their retention or discharge to the Board.

     During the last fiscal year, each of the directors attended at least 75 percent of all meetings of the Board and the committees on which he served.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH INCUMBENT DIRECTOR. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" EACH INCUMBENT DIRECTOR UNLESS OTHERWISE INSTRUCTED.

                            EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     The following table sets forth certain information regarding all executive officers and directors of the Company:


         Name                                 Age       Capacities in Which Served
         -------------------------------      ---       ------------------------------------------------------

         Joel Slutzky                          57       Chairman of the Board and Chief Executive Officer

         Crandall Gudmundson                   65       President and Director

         Jerry Muench                          61       Vice President - Marketing, Secretary and Director

         Kevin C. Daly, Ph.D.                  52       Vice President - Chief Technical Officer and Director,
          President - ATL Products, Inc.

         Gordon Schulz                         64       Vice President - Mechanical Engineering

         James Welch                           62       Vice President - Electrical Engineering

         David E. Lewis                        62       Vice President - Commercial Products

         Gregory A. Miner                      41       Vice President and Chief Financial Officer

         Gary Smith                            39       Vice President and Controller

         Ralph Mickelson                       69       Director

         Stanley Molasky                       69       Director

         Leo Wexler                            86       Director

         Paul E. Wright                        65       Director

     The following is a brief description of the capacities in which each of the executive officers has served during the past five years. Biographies of Messrs. Slutzky, Gudmundson, Muench and Daly appear earlier in this Proxy Statement. See "Election of Directors."

     Messrs. Schulz and Welch are founders of the Company. Mr. Schulz has served as Vice President -Mechanical Engineering, and Mr. Welch has served as Vice President - Electrical Engineering, since 1983. Mr. Lewis has served as Vice President - Commercial Products since 1983. Mr. Miner has served as Vice President and Chief Financial Officer since joining the Company in January 1994. From December 1984 until joining the Company, he served as Vice President and Chief Financial Officer and a member of the Board of Directors of Laser Precision Corporation, a manufacturer of fiber optic test equipment. Mr. Smith has served as Controller since 1992 and was appointed Vice President in August 1994. Previously, he served as Assistant Controller since 1990 and previous to that as Senior Financial Analyst since 1986.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1996, 1995 and 1994 of those persons who were, as of March 31, 1996, the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended March 31, 1996 (the "named officers"):

                          Summary Compensation Table


                                                                              Long-Term
                                                 Annual                     Compensation
                                              Compensation                     Awards
                                      ----------------------------    --------------------------
                                                                      Restricted
                                      Fiscal                             Stock           Options          All Other
Name and Principal Position            Year    Salary(1)    Bonus       Awards          (Shares)       Compensation(2)
- ---------------------------            ----    ------       -----     ----------        --------       ------------
Joel Slutzky.......................     1996   $279,214    $68,800       $    -(3)       26,000           $3,229
  Chairman of the Board and             1995    284,441          -            -               -            2,994
  Chief Executive Officer               1994    260,906     25,000        3,616          33,000(4)         3,123

Crandall Gudmundson................     1996    185,663     35,900            -(3)       12,000            3,158
  President                             1995    179,464          -            -               -            2,606
                                        1994    173,864     15,000        2,792          15,000(4)         2,693

Kevin C. Daly, Ph.D................     1996    164,104     50,000            -(3)       12,000            3,258
  President - ATL Products, Inc.        1995    174,521          -            -               -            2,951
                                        1994    154,073     15,000        2,472          15,000(4)         2,951

David E. Lewis.....................     1996    171,806     40,000            -(3)       10,000            3,959
  Vice President - Commercial           1995    165,772          -            -               -            2,044
  Products                              1994    180,589     15,000        2,904          15,000(4)             -

Jerry Muench.......................     1996    178,813     29,300            -(3)       12,000            3,222
  Vice President - Marketing            1995    142,998          -            -               -            3,030
                                        1994    141,586     15,000        2,240          13,000(4)         2,695

- -----------------
(1) Represents all amounts earned during the fiscal years shown, including amounts deferred under the Company's Executive Deferral Plan and the Company's 401(k) Plan.

(2) Represents the Company's matching contribution to the respective accounts of the named officers under the Company's 401(k) Plan.

(3) The Company made a contribution of $430,000 to the Company's Associate Stock Ownership Plan (the "ASOP") during the fiscal year ended March 31, 1996. The amount of the contribution made to the ASOP that is allocable to the named officer had not yet been determined as of the date of this Amendment No. 1 to the Company's Annual Report on Form 10-K.

(4) During fiscal 1996, the Company offered all holders of options that were granted in fiscal 1994 the opportunity to have the option exercise price of outstanding fiscal 1994 options reduced to the then current 1996 trading price. In connection with any such option repricing, one-third of any repriced options were required to be cancelled. The option information contained in this table does not take into account any options that may have been cancelled in connection with any option repricing.

     Directors who are not associates of the Company receive an annual fee of $12,000 per year, paid quarterly. Additionally they receive $1,500 for each Board meeting attended in person and $250 for each telephone conference Board meeting.

     The following table sets forth information with respect to grants of stock options pursuant to the Company's 1994 Incentive Stock Plan (the "1994 Plan") during fiscal 1996 to each of the named officers, as reflected on the summary compensation table:

                       Option Grants in Last Fiscal Year


                               Individual Grants
- -----------------------------------------------------------------------------------
                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                        Annual Rates of
                                                                                          Stock Price
                                         % of Total                                     Appreciation for
                                       Options Granted    Exercise or                    Option Term(2)
                          Options      to Employees in    Base Price     Expiration   --------------------
Name                      Granted(1)   Fiscal Year        ($/Share)      Date            5%         10%
- -----------------------   -------      ---------------    -----------    ----------    -------    -------
Joel Slutzky...........    26,000          12.9%            $4.675        5/23/2005    $58,500    $165,000
Crandall Gudmundson....    12,000           6.0%             4.250        5/23/2005     32,000      81,000
Kevin C. Daly, Ph.D....    12,000           6.0%             4.250        5/23/2005     32,000      81,000
David E. Lewis.........    10,000           5.0%             4.250        5/23/2005     27,000      68,000
Jerry F. Muench........    12,000           6.0%             4.250        5/23/2005     32,000      81,000

- -----------------

(1) All of the foregoing options were granted on May 23, 1995 and will vest in increments of 33 1/3% each on the first three anniversaries of the grant date, subject to acceleration of vesting (in the discretion of the Committee of the Board of Directors that administers the 1994 Plan) in the event of a merger, consolidation of the Company or similar transactions by the Company. The options will expire ten years from the date of grant, subject to earlier termination in certain events related to termination of employment.

(2) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent management's estimate or projection of future trading prices of the Class A Common Stock.

     The following table sets forth certain information with respect to stock options exercised during fiscal 1996 by each of the named officers:

  Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values


                                                               Number of Unexercised         Value of Unexercised
                                                                  Options Held at           In-the-Money Options At
                                                                  March 31, 1996               March 31, 1996(2)
                                                            ---------------------------   ---------------------------
                            Shares Acquired      Value
          Name                on Exercise     Realized(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
- -------------------------   ---------------   -----------   -----------   -------------   -----------   -------------
                                Class A         Class A       Class A        Class A        Class A        Class A
                            ---------------   -----------   -----------   -------------   -----------   -------------
Joel Slutzky.............             5,600    $21,700           45,400          40,260       $68,268         $90,195
Crandall Gudmundson  .                3,300     12,788           20,825          18,175        40,194          49,494
Kevin C. Daly, Ph.D......            10,000     38,750           20,250          18,050        39,375          49.338
David E. Lewis...........             3,200     12,400           20,250          18,050        39,375          43,338
Jerry F. Muench..........             3,200     12,400           19,357          17,610        36,696          48,018

- -------------------------

(1) Value realized is determined by subtracting the exercise price from the fair market value (the closing price for the Company's Common Stock as reported by the Nasdaq National Market) as of November 1995 (the date that the options were exercised), which was $8.50, and multiplying the resulting number by the number of underlying shares of Common Stock.

(2) Value is determined by subtracting the exercise price from the fair market value (the closing price for the Company's Common Stock as reported by the Nasdaq National Market) as of March 31, 1996 ($7.25 per share) and multiplying the resulting number by the number of underlying shares of Common Stock.

     The Company has not entered into employment agreements with any of the officers named in the foregoing tables. Consequently, there is no agreement or policy which would result in any such named officer being entitled to severance payments or any other compensation as a result of such officer's termination.

     In May 1995, the Company repriced certain outstanding stock options which were originally granted in January 1994. The repricing was accomplished by means of the Company's offer to the holders of the options, including the named officers, to reduce by one-third the number of shares covered by these options in consideration of a reduction in the exercise price of the options from their original exercise price to the market price of the Company's Common Stock at the time of the offer. The following table sets forth certain information with respect to the repricing of options held by the named officers:

                         Ten-Year Option/SAR Repricings


                                                                                                                          Length of
                                                                                                                           Original
                                      Original Number     Amended Number    Market Price                                 Option Term
                                       of Securities      of Securities       of Stock     Exercise Price       New        Remaining
                                         Underlying         Underlying        at Time         at Time        Exercise     at Date of
          Name               Date     Options Repriced   Options Repriced   of Repricing    of Repricing       Price       Repricing
- -------------------------   -------   ----------------   ----------------   ------------   --------------   -----------  -----------
Joel Slutzky.............   5/23/95         33,000             22,000          $4.25            $9.90         $4.675(1)   8.67 Years

Crandall Gudmundson......   5/23/95         15,000             10,000          $4.25            $9.00         $ 4.25      8.67 Years

Kevin C. Daly, Ph.D......   5/23/95         15,000             10,000          $4.25            $9.00         $ 4.25      8.67 Years

David E. Lewis...........   5/23/95         15,000             10,000          $4.25            $9.00         $ 4.25      8.67 Years

Jerry F. Muench..........   5/23/95         13,000              8,667          $4.25            $9.00         $ 4.25      8.67 Years

- -------------------------

(1) Represents 110% of the market price of Common Stock at the time of the repricing.


                            ASSOCIATE BENEFIT PLANS

     The Company maintains a Profit Sharing Plan and Trust (the "Profit Sharing Plan"), which qualifies under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). The Profit Sharing Plan provides that associates who meet a six-month service requirement automatically become participants. Each fiscal year, the Company, at its discretion, makes a contribution to the Profit Sharing Plan. The Company may contribute Class A Common Stock or cash to the Profit Sharing Plan. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust and invested. Participant accounts are credited with investment gains and losses. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves the Company, his account under the Profit Sharing Plan, if vested, becomes distributable in a lump sum or over a period of time, at the discretion of the Profit Sharing Plan Administrator. No contributions were made to the Profit Sharing Plan for fiscal years 1996, 1995, and 1994.

     The Profit Sharing Plan also includes the Odetics, Inc. 401(k) Plan (the "401(k) Plan"). Under the 401(k) Plan, associates with at least six months of service with the Company or any subsidiary may elect to defer up to 15% of their annual compensation not to exceed limits set by the Code. The maximum deferral for calendar year 1996 is $9,500.

     The Company maintains an Associate Stock Ownership Plan (the "ASOP"), which qualifies under Section 401 of the Code. The ASOP provides that associates who meet a six-month service requirement automatically become participants. Each fiscal year, the Company, at its discretion, makes a contribution to the ASOP. The Company may contribute Class A Common Stock, or the cash to buy Class A Common Stock. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves the Company, his account under the ASOP, if vested, is distributed in shares of Class A Common Stock. The Company contributed $430,000 to the ASOP for fiscal year 1996.

     The Company maintains an Executive Deferral Plan (the "Deferral Plan") which is intended to provide deferred compensation benefits to designated executives of the Company who contribute to the Company's growth and success. Eligible executives may elect to defer up to 75%, but not less than $5,000, of their annual compensation. Participation in the Deferral Plan is voluntary and may be discontinued at any time. Payment of benefits commences upon the retirement, death, disability of termination of employment of a participating executive.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No directors of the Company other than those identified above as members of the Compensation Committee served on that Committee during fiscal 1996. No member of the Compensation Committee was an officer or employee of the Company or its subsidiary during fiscal 1996. None of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

     Notwithstanding anything to the contrary, set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 12 hereof shall not be incorporated by reference into any of such filings.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report covers the Company's 1996 fiscal year ended March 31, 1996.

     The Compensation and Stock Option Committee (the "Compensation Committee") for fiscal year 1996 was comprised of four outside directors, Messrs. Wexler, Molasky, Mickelson, and Wright. The Compensation Committee recommends the general compensation levels for executives. The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors, salaries, bonuses and benefit plans for officers and key associates. In fiscal year 1996, the Compensation Committee met on one occasion.

     The guiding principle of the Compensation Committee is to establish a compensation program that aligns executive compensation with Company objectives and business strategies as well as with financial and operational performance. In keeping with this principle the Compensation Committee seeks to:

          (1) attract and retain qualified senior executives, who can play a significant role in the achievement of the Company's goals;

          (2) reward executives for strategic management and the long-term enhancement of stockholder value; and

          (3) create a performance-oriented environment that rewards performance with respect to the financial and operations goals of the Company.

     In fiscal year 1996, the annual compensation for the executive officers included base salaries, bonuses and stock options.

     The Company establishes salaries for the CEO and other officers by considering the salaries of officers at comparably-sized companies according to data obtained by the Compensation Committee from executive compensation consultants and from other independent outside sources, including the American Electronics Association annual survey of executive compensation.

     A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of the Company's common stock. The award of options is intended to encourage executives to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's stockholders. Under the Company's stock option plans, options are granted from time to time to certain officers and key associates of the Company and its subsidiaries at the fair market value of the shares of common stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to the Company's long-term performance. The award of stock options to the CEO and executive officers is determined based upon individual performance, level of base salary and position with the Company.

     The Committee determined in or about May 1995 to seek to reprice certain stock options that were originally granted to executive officers and other associates of the Company in January 1994 at a time when the market price of the Company's Common Stock was approximately $9.00 a share. By early 1995, however, the market price of the Common Stock had fallen by more than 50% from its January 1994 level, and the Committee determined that the January 1994 options were no longer providing a sufficient incentive to the Company's executive officers and other associates and the Company's other associates, thus, were not serving their intended purpose. After further consideration, and after consultation with outside compensation consultants, the Committee recommended to the full Board of Directors that the Company offer to reduce the exercise price of the January 1994 options to the prevailing market price of approximately $4.25 if the executive officers and other option holders would agree to a one-third reduction in the number of shares covered by their options. No other terms of the options were modified and acceptance of the repricing was made entirely voluntary on the part of each option holder.

     The Committee has reviewed the fiscal year 1996 base salaries of the CEO and each of the executive officers and is of the opinion that such salaries are not unreasonable in view of those paid by the Company's competitors and by other companies of similar size. The Committee also reviewed the stock options awarded to the executive officers for their services in fiscal year 1996 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with the Company.

          COMPENSATION COMMITTEE:

          Paul Wright, Chairman
          Ralph Mickelson
          Stanley Molasky
          Leo Wexler

                              COMPANY PERFORMANCE

     The graph on the following page shows a comparison of cumulative total returns for the Company's Class A and Class B Common Stock, the Index for the Nasdaq National Market, the American Stock Exchange ("AMEX") Market Value Index and Media General's Industry Groups 07 for Business Data Processing and 071 for Computers, Subsystems and Peripherals for the fiscal year periods ended March 31, 1991 through 1996. Until January 1994, the Company's Class A and Class B Common Stock were traded on the AMEX. Since such time, the Company's Class A and Class B Common Stock have been listed on the Nasdaq National Market. Accordingly, the Company is using both broad market indices.

     The companies included in Media General's Industry Group 07 for Business Data Processing are as follows:

     4Front Software Intl Inc.               Alpha Microsystems
     7th Level Inc.                          Alpha Technologies Group
     A.D.A.M. Software Inc.                  Alpharel Inc.
     Accent Software Int. Ltd.               Alpnet Inc.
     Acclaim Entertainment                   Altai Inc.
     Across Data Systems Inc.                Amati Communications Cp.
     Activision Inc.                         Amdahl Corp.
     Acxiom Corp.                            America Online Inc.
     Adaptec Inc.                            American Business Cptr.
     Adaptive Solutions Inc.                 American Management Syst.
     Adobe Systems Inc.                      American Software Inc. A
     Advanced Logic Research                 Ameriquest Technologies
     Advanced Voice Tech Inc.                Amisys Managed Care Syst.
     Advent Software Inc.                    Ampex Corp. Cl. A
     Affiliated Computer Svc                 Amplicon Corp.
     Aladdin Knowledge System                Analogic Corp.
     Alantec Corp.                           Analogy Inc.
     All-Comm Media Corp.                    Analysts International
     Allegro New Media Inc.                  Andyne Computing Ltd.
     Alpha Industries Inc.                   Apertus Technologies Inc.


     The companies included in Media General's Industry Group 071 for Computers, Subsystems and Peripherals are as follows:

     4Front Software Intl Inc.               Auspex Systems Inc.
     Adaptec Inc.                            AW Computer Systems Cl. A
     Adaptive Solutions Inc.                 Banctec Inc.
     Advanced Logic Research                 Barrister Info Systs Cp.
     Alantec Corp.                           Bay Networks Inc.
     Alpha Industries Inc.                   BBN Corp.
     Alpha Microsystems                      Bell Tech Group Ltd.
     Alpharel Inc.                           Bitwise Designs Inc.
     Amati Communications Cp.                Black Box Corp.
     Amdahl Corp.                            BOCA Research
     American Business Cptr.                 Caere Corp.
     Ameriquest Technologies                 Calcomp Technology Inc.
     Ampex Corp. Cl. A                       Cambex Corp.
     Analogic Corp.                          Cambridge Tech Partners
     Apertus Technologies Inc.               Casino Data Systems
     Apple Computer Inc.                     Castelle
     Applied Magnetics Corp.                 Centennial Technologies
     Ariel Corp.                             Ceridian Corp.
     Ascend Communications                   Chatcom Inc.
     AST Research Inc.
     Astro-Med Inc.

                        PERFORMANCE GRAPH FOR ODETICS, INC.
                 INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN
Odetics, Inc. Class A and B Common Stock, Index for the Nasdaq National Market,
    the AMEX Market Value Index and Media General's Industry Groups 07 for Business Data Processing and 071 for Computers, Subsystems and Peripherals

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG ODETICS, INC., INDUSTRY INDEX AND BROAD MARKET



                         ODETICS                              ODETICS
                         INC.                                 INC.
                         CLASS A     INDUSTRY     BROAD       CLASS B     INDUSTRY     BROAD
Measurement Period       COMMON      INDEX        MARKET      COMMON      INDEX        MARKET
(Fiscal Year Covered)    STOCK       (GROUP 07)   (AMEX)      STOCK       (GROUP 071)  (NASDAQ)
- ---------------------    -------     ----------   ------      -------     -----------  --------
Measurement Pt-  1991    $100        $100         $100        $100        $100         $100
FYE   1992               $ 84.21     $103.83      $107.21     $ 96.49     $ 89.17      $105.40
FYE   1993               $112.28     $103.25      $115.32     $117.54     $ 78.72      $117.95
FYE   1994               $154.39     $113.85      $118.84     $150.88     $ 89.39      $136.32
FYE   1995               $ 77.19     $145.78      $125.34     $ 87.72     $110.32      $144.62
FYE   1996               $101.75     $209.82      $151.53     $ 98.25     $158.35      $194.52

Note: Assumes $100 invested on March 31, 1991 in each of Odetics, Inc. Classes A and B Common Stock, the Index for the Nasdaq National Market, the AMEX Market Value Index and Media General's Industry Groups 07 and 071. Assumes reinvestment of dividends on a daily basis.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, the Company's directors and officers and any persons holding more than 10% of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates. During fiscal 1996, all of these filing requirements were satisfied by its directors, officers and 10% stockholders, except as follows: In November 1995, Jerry Muench, Gordon Schulz, James Welch and Gary Smith each sold shares of the Company's Common Stock in open-market transactions which they failed to report on Form 4 by December 10, 1995, the due date of such reports. The transactions were subsequently reported on Forms 5 filed by these officers in January 1996 when the oversight was brought to their attention by the Company's personnel charged with assisting directors and officers with these filings.

     In making these statements, the Company has relied upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during fiscal 1996 pursuant to Rule 16a-3 under the Securities Exchange Act.


                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than May 1, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy for such meeting.


                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1996 (the "Annual Report") accompanies this Proxy Statement.

     The Company has filed with the Securities and Exchange Commission an annual report on Form 10-K for the 1995 fiscal year, a copy of which will be provided without charge to any Stockholder upon written request addressed to the Secretary of the Company at the address set forth above. No material contained in either the Annual Report or the Company's Form 10-K is to be regarded as proxy solicitation material.


                            SOLICITATION OF PROXIES

     All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular associates of the Company, who will receive no additional compensation for their services, may solicit proxies by mail, telephone, telegraph or personal call. The Company has requested that brokers and nominees who hold stock in their names furnish this proxy material to their customers, and will reimburse such brokers and nominees for their out-of-pocket and reasonable expenses in connection therewith.

     In the discretion of management, the Company reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although management does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $10,000 plus out-of-pocket expenses, all of which would be paid by the Company.

                                 OTHER MATTERS


     As of the date of this Proxy Statement, no other matter is known that will be brought before the Meeting. However, if any other matter properly comes before the Meeting or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.



                                       By Order of the Board of Directors,


                                       /s/ Jerry Muench

                                       Jerry Muench
                                       Secretary


Anaheim, California
August 26, 1996

PROXY

                                 ODETICS, INC.
                             CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Class A Common Stock of ODETICS, INC. (the "Company") hereby appoints JOEL SLUTZKY and GREGORY MINER, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1515 South Manchester Avenue, Anaheim, California on September 27, 1996 at 10:00 A.M. (Pacific Daylight Time), and at any adjournments thereof, and to vote all shares of Class A Common Stock of the Company held of record by the undersigned on August 23, 1996, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of Annual Meeting of Stockholders to be held September 27, 1996; Proxy Statement and Annual Report to Stockholders for the year ended March 31, 1996 furnished herewith.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                               SEE REVERSE SIDE

[X]  Please mark votes as in this example.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, AND WILL BE VOTED IN FAVOR OF ANY MATTERS AS TO WHICH NO INSTRUCTIONS ARE INDICATED. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     1.  Election of Directors

         Nominees standing for election by holders of Class B Common Stock: Joel Slutzky, Jerry Muench, Ralph R. Mickelson, Stanley Mulasky, Paul E. Wright, Kevin C. Daly.

                    FOR  [_]         WITHHELD  [_]


                    [_]  For all nominees except as noted above.

     2.  Such other business as may properly come before the Meeting.



             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [_]

             MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [_]


Signature:                             Date:
           -------------------------         ------------------------

Signature:                             Date:
           -------------------------         ------------------------

PROXY

                                 ODETICS, INC.
                             CLASS B COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Class B Common Stock of ODETICS, INC. (the "Company") hereby appoints JOEL SLUTZKY and GREGORY MINER, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1515 South Manchester Avenue, Anaheim, California on September 27, 1996 at 10:00 A.M. (Pacific Daylight Time), and at any adjournments thereof, and to vote all shares of Class B Common Stock of the Company held of record by the undersigned on August 23, 1996, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of Annual Meeting of Stockholders to be held September 27, 1996; Proxy Statement and Annual Report to Stockholders for the year ended March 31, 1996 furnished herewith.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                               SEE REVERSE SIDE

[X]  Please mark votes as in this example.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, AND WILL BE VOTED IN FAVOR OF ANY MATTERS AS TO WHICH NO INSTRUCTIONS ARE INDICATED. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     1.  Election of Directors

         Nominees standing for election by holders of Class A Common Stock:
         Crandall Gudmundson, Leo Wexler.

                    FOR  [_]         WITHHELD  [_]


                    [_]  For all nominees except as noted above.

     2.  Such other business as may properly come before the Meeting.



             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [_]

             MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [_]


Signature:                             Date:
           -------------------------         ------------------------

Signature:                             Date:
           -------------------------         ------------------------